Exhibit 10.5

As Amended and Restated
effective October 1, 2023
1986 ABBOTT LABORATORIES MANAGEMENT INCENTIVE PLAN
SECTION 1
INTRODUCTION
1.1    BACKGROUND AND PURPOSES. This 1986 ABBOTT LABORATORIES MANAGEMENT INCENTIVE PLAN (the “Plan”) is a successor Plan to the 1961, 1971 and 1981 Management Incentive Plans (the “Predecessor Plans”). This Plan is being established by ABBOTT LABORATORIES (“Abbott”) for the following purposes:
(a)    To provide greater incentive for participants in the Plan to attain and maintain the highest standards of managerial performance by rewarding them for services rendered with compensation, in addition to their base salaries, in proportion to the success of Abbott and to the participants’ respective contribution to such success; and
(b)    To attract and retain in the employ of Abbott and its subsidiaries persons of outstanding competence.
1.2    EFFECTIVE DATE AND FISCAL YEAR. The Plan became effective as of January 1, 1986, was subsequently amended and restated as of January 1, 2008, in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”), and is hereby amended and restated as of January 1, 2013. Except as expressly provided herein, the provisions of the Plan as they were in effect immediately prior to the January 1, 2013 amendment and restatement shall continue to apply to any participant who retired or terminated employment prior to January 1, 2013. The term “fiscal year,” as used in this Plan, means the fiscal period from time to time employed by Abbott for the purpose of reporting earnings to shareholders.
1.3    ADMINISTRATION. The Plan will be administered by the Compensation Committee (the “Committee”) appointed by the Board of Directors of Abbott (the “Board of Directors”).
1.4    GRANDFATHERED AMOUNTS. Notwithstanding anything in the Plan to the contrary, any amounts under the Plan that were earned and vested before January 1, 2005 (as determined in accordance with Code Section 409A) with respect to participants who retired before January 1, 2005 (“Grandfathered Amounts”) shall be subject to the terms and conditions of the Plan as administered and as in effect on December 31, 2004. Amendments made to the Plan pursuant to this amendment and restatement or otherwise shall not affect the Grandfathered Amounts unless expressly provided for in the amendment. The terms and conditions applicable to the Grandfathered Amounts are set forth in Exhibit A attached hereto.
1.5    RECOUPMENT OF FUNDS. Any award granted pursuant to this Plan is subject to the terms and conditions of the Abbott Laboratories Recoupment Policy, the Abbott Laboratories Dodd-Frank Clawback Policy, and any other similar Abbott policies, including any predecessor and successor policies, each as may be amended and restated from time to time (collectively, the “Policies”, and each individually, the “Policy”). Any award under this Plan shall be subject to any recoupment or clawback that is required under applicable laws, rules, regulations, or stock exchange listing standards.
1.6    GOVERNING LAW/JURISDICTION/LEGAL FEES. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Illinois without giving effect to the conflict of laws principles thereof. Each participant hereby consents to the exclusive jurisdiction.n of the federal courts in and state courts of the State of Illinois in any dispute concerning or relating to the application of the Policy to the Plan or any awards granted thereunder. If the Company prevails in all material respects in any such dispute, the Company shall be entitled to recover its reasonable legal fees and expenses incurred in connection with such dispute.

SECTION 2
ELIGIBILITY AND PARTICIPATION
2.1    PERSONS ELIGIBLE FOR PARTICIPATION. Participation in the Plan will be limited to those Officers and managerial employees of Abbott and its subsidiaries who, from time to time, shall be selected as participants by the Committee.
2.2    PARTICIPANTS. The term “participant,” as used in the Plan, shall include both active participants and inactive participants.
2.3    ACTIVE PARTICIPANTS. For each fiscal year, there shall be a group of active participants which, except as provided below, shall not exceed forty-five persons and shall consist of those persons eligible for participation who shall have been designated as active participants and notified of that fact by the Committee. If, as a result of the growth of Abbott and its subsidiaries or changes in Abbott’s organization, the Board of Directors deems it appropriate, the Board of Directors may, in its discretion, from time to time, increase the number of persons who may be designated as active participants for any fiscal year beyond the limit of forty-five persons provided for above. Selection as an active participant for any fiscal year shall not confer upon any person a right to be an active participant in any subsequent fiscal year, nor shall it confer upon him the right to receive any allocation under the Plan, other than amounts allocated to him by the Committee pursuant to the Plan, and all such allocations shall be subject to all of the terms and conditions of the Plan.
2.4    INACTIVE PARTICIPANTS. Inactive participants shall consist of those persons, including beneficiaries of deceased participants, if any, for whom an allocation shall have been made for a prior fiscal year under this Plan or a Predecessor Plan, the payment of which was deferred and remains unpaid. Status as an inactive participant shall not preclude a person from also being an active participant during any fiscal year.
SECTION 3
MANAGEMENT INCENTIVE PLAN FUND
3.1    DETERMINATION OF MANAGEMENT INCENTIVE PLAN AMOUNT FOR ANY YEAR.
(a)    For each fiscal year, the Committee shall determine a tentative amount as the Management Incentive Plan Amount for that year, which tentative amount shall not exceed an amount which equals 200 percent of the aggregate base salaries of all active participants for such year. For purposes of the Plan, “base salary” means the amount of salary paid to each active participant by Abbott and its subsidiaries for such year and does not included bonuses, other awards or any other compensation of any kind.
(b)    Following determination of the tentative Management Incentive Plan Amount described in (a) above, the Committee shall report in writing the amount of such tentative amount to the Board of Directors. At the meeting of the Board of Directors coincident with or next following receipt by it of the Committee’s determination, the Board of Directors shall have the power to approve or reduce, but not to increase, the tentative amount reported to it by the Committee. The amount approved by the Board of Directors shall be the Management Incentive Plan Amount for such year.
3.2    THE MANAGEMENT INCENTIVE PLAN FUND. The Management Incentive Plan Fund at any time shall consist of an amount equal to the aggregate of the Management Incentive Plan Amounts established pursuant to subsection 3.1 (or the applicable predecessor subsection) of this Plan for all fiscal years during which this Plan shall have been operative, plus the amounts established as Management Incentive Plan Amounts for any prior fiscal year pursuant to a Predecessor Plan, reduced by an amount equal to the aggregate of the amounts of awards which shall have been allocated to participants in accordance with this Plan or a Predecessor Plan.
SECTION 4
ALLOCATION OF MANAGEMENT INCENTIVE FUND
4.1    ANNUAL ALLOCATION OF MANAGEMENT INCENTIVE FUND. As soon as practicable after the close of each fiscal year, part or all of the amount then in the Management Incentive Plan Fund (including the Management Incentive Plan Amount for such fiscal year) will be allocated by the Committee among active participants in the Plan for such fiscal year, having due regard for the purposes for which the Plan was established, in the following manner and order:
(a)    First, if the Chairman of the Board of Abbott shall be an active participant for such year, the members of the Committee, other than the Chairman of the Board, shall determine the amount, if any, to be allocated to the Chairman of the Board from such Fund for such year; and
(b)    Next, all or a part of the balance of such Fund may be allocated among the active participants (other than the Chairman of the Board) for such year, in such amounts and proportions as the Committee shall determine provided, however, that the amount allocated to any active participant for any year shall not exceed 200 percent of such participant’s base salary for that year.
4.2    COMMITTEE’S DISCRETION IN ALLOCATIONS. In making any allocations in accordance with subsection 4.1 for any year, the discretion of the Committee shall be absolute, and no active participants for any year, by reason of their designation as such, shall be entitled to any particular amounts or any amount whatsoever.
SECTION 5
PAYMENT OF AMOUNTS ALLOCATED TO PARTICIPANTS
5.1    TIME OF PAYMENT. For fiscal years beginning after December 31, 1988, a participant shall direct the payment or deferral of an allocation made to him pursuant to subsection 4.1 (a “Plan Award”) at the time specified in subsection 5.2 (subject to such conditions relating to the right of the participant to receive payment of such amount as established by the Committee) by one or more of the following methods:
(a)    current payment in cash to the participant, which payment shall be made no later than the last day of the “applicable 2½ month period”, as such term is defined in Treasury Regulation § 1.409A-1(b)(4)(i)(A);
(b)    current payment of a portion in cash and deposited to a grantor trust (the “Grantor Trust”) established by the participant (in a form which the Committee determines is substantially similar to the trust in Exhibit B) and the balance withheld on behalf of the participant to satisfy the participant’s aggregate federal, state and local individual income and employment taxes (determined in accordance with subsections 6.6 and 6.7); provided that all payments or contributions to the Grantor Trust and participant contemplated by this subsection 5.1(b) shall be made no later than the last day of the “applicable 2½ month period,” as such term is defined in Treasury Regulation § 1.409A-1(b)(4)(i)(A); or
(c)    deferral of payment until such time and in such manner as determined in accordance with subsection 5.14.
5.2    TIME OF ELECTION.
(a)    A participant must make the election described in subsection 5.1 by filing it with the Committee or its delegate on or before December 31 of the year prior to the fiscal year during which the incentive compensation is earned under the Plan.
(b)    Notwithstanding the timing requirements described above, an individual who newly becomes eligible to participate in the Plan by being designated as a participant under subsection 2.1 (and who was not eligible to participate in any other plan that would be aggregated with the Plan under Treasury Regulation §1.409A-1(c)) may make an initial deferral election as described in subsection 5.1 by filing it with the Committee or its delegate within the thirty (30) day period immediately following the date he or she first is designated as participant, provided that the compensation deferred pursuant to such election relates solely to services performed after the date of such election. For this purpose, an election shall be deemed to apply to compensation paid for services performed after the election if the election applies to no more than the amount prescribed by Treasury Regulation §1.409A-2(a)(7)(i).
(c)    Any election described in subsection 5.1 shall be irrevocable for the fiscal year to which the election applies.
5.3    SEPARATE ACCOUNTS. The Committee shall establish accounts for participants who have made elections pursuant to subsection 5.1(b) or 5.1(c) as follows.
(a)    The Committee will maintain a “Deferred Account” in the name of each participant who has elected to defer payment of all or a portion of his or her Plan Award under subsection 5.1(c). The Deferred Account shall consist of allocations deferred according to subsection 5.1(c) and any adjustments made in accordance with subsection 5.4.
(b)    The Committee will maintain two separate Accounts, a “Pre-Tax Account” and an “After-Tax Account,” in the name of each participant who has elected to have a portion of his or her Plan Award deposited in cash to a Grantor Trust according to subsection 5.1(b). The Pre-Tax Account shall consist of the aggregate of all allocations contemplated by subsection 5.1(b), whether deposited to the participant’s Grantor Trust or made in cash to the participant, and any adjustments made in accordance with subsection 5.5. The After-Tax Account shall consist of after-tax allocations deposited to the participant’s Grantor Trust in cash according to subsection 5.1(b) and any adjustments made in accordance with subsection 5.6.

5.4    ADJUSTMENT OF DEFERRED ACCOUNTS. As of the end of each fiscal year, each participant’s Deferred Account shall be adjusted by the Committee as follows:
(a)    FIRST, reduced by an amount equal to any distributions made to the participant during that year pursuant to subsections 5.14 or 5.15;
(b)    NEXT, increased by an amount equal to the Plan Award for that year that is deferred pursuant to subsection 5.1(c); and
(c)    FINALLY, increased by an amount equal to the interest earned for that year according to subsection 5.7.
5.5    ADJUSTMENT OF PRE-TAX ACCOUNTS. As of the end of each fiscal year, each participant’s Pre-Tax Account shall be adjusted by the Committee as follows:
(a)    FIRST, reduced, in any year in which the participant receives a distribution from his or her Grantor Trust, by an amount equal to the distribution that would have been made to the participant if the aggregate amounts allocated according to subsection 5.1(b) had instead been deferred under subsection 5.1(c);
(b)    NEXT, increased by an amount equal to any Plan Award for that year that is withheld on behalf of the participant to satisfy the participant’s aggregate federal, state and local individual income and employment taxes (including the amount deposited in the participant’s Grantor Trust) according to subsection 5.1(b); and
(c)    FINALLY, increased by an amount equal to the pre-tax interest earned for that year according to subsection 5.7(a) and (c).
5.6    ADJUSTMENT OF AFTER-TAX ACCOUNTS. As of the end of each fiscal year, each participant’s After-Tax Account shall be adjusted by the Committee as follows:
(a)    FIRST, reduced, in any year in which the participant receives a benefit distribution from his or her Grantor Trust, by an amount calculated as provided in subsection 5.19 which represents the distribution for such year;
(b)    NEXT, increased by an amount equal to the Plan Award for that year that is deposited in the participant’s Grantor Trust according to subsection 5.1(b); and
(c)    FINALLY, increased by an amount equal to the after-tax interest earned for that year according to subsection 5.7(b) and (c).
5.7    INTEREST ACCRUALS ON ACCOUNTS.
(a)    As of the end of each fiscal year, a participant’s Deferred Account or Pre-Tax Account, as applicable, shall be credited with interest (“Interest”) at the following rate:
(i)    the average of the “prime rate” of interest published by the Wall Street Journal (Mid-West Edition) or comparable successor quotation service on the first business day of January and the last business day of each month of the fiscal year;

(ii)    plus two hundred twenty-five (225) basis points.
(b)    As of the end of each fiscal year, a participant’s After-Tax Account shall be credited with the amount of Interest provided above, multiplied by (one minus the aggregate of the applicable federal, state and local individual income tax rates and employment tax rate determined in accordance with subsections 6.6 and 6.7) (the “After-Tax Interest”).
(c)    This Interest and After-Tax Interest, as applicable, shall be credited on the conditions established by the Committee, provided that any award allocation shall be considered to have been made and credited to a participant’s Account as of the first day of the fiscal year in which the award is made.
5.8    INTEREST PAYMENTS. In addition to any Plan Award made to a participant for any fiscal year in accordance with subsection 5.1(b), Abbott shall also make a payment (an “Interest Payment”) with respect to each participant who has established a Grantor Trust for each year in which the Grantor Trust is in effect. Prior to January 1, 2013, the Interest Payment equaled the excess, if any, of the participant’s Net Interest Accrual (as defined below) over the net earnings of the participant’s Grantor Trust for the year (the “Pre-Amendment Amount”) and was paid to the participant’s Grantor Trust within the thirty (30)-day period beginning April 1 of the following fiscal year. Effective as of January 1, 2013, the Interest Payment shall equal the excess, if any, of the pre-tax Interest credited to the participant’s Pre-Tax Account pursuant to subsection 5.5(c), over the net earnings of the participant’s Grantor Trust for the year, as adjusted by the amounts described in Schedule A, and shall be paid within the thirty (30)-day period beginning April 1 of the following fiscal year. A portion of such Interest Payment, equal to the excess, if any, of the Net Interest Accrual over the net earnings of the participant’s Grantor Trust (i.e., the Pre-Amendment Amount), shall be deposited in the participant’s Grantor Trust, with the balance paid to, or withheld on behalf of, the Participant; provided, however, in the event that the net earnings of the participant’s Grantor Trust exceeds the Net Interest Accrual, a distribution from the Grantor Trust shall be required in accordance with Section 6.9. A participant’s Net Interest Accrual for the year is an amount equal to the After-Tax Interest credited to the participant’s After-Tax Account for that year in accordance with subsection 5.7.
5.9    GRANTOR TRUST ASSETS. Each participant’s Grantor Trust assets shall be invested solely in the instruments specified by investment guidelines established by the Committee. Such investment guidelines, once established, may be changed by the Committee, provided that any change shall not take effect until the year following the year in which the change is made and provided further that the instruments specified shall be consistent with the provisions of subsection 3(b) of the form of Grantor Trust attached hereto as Exhibit B.
5.10    DESIGNATION OF BENEFICIARIES. Subject to the conditions and limitations set forth below, each participant, and after a participant’s death, each primary beneficiary designated by a participant in accordance with the provisions of this subsection 5.10, shall have the right from time to time to designate a primary beneficiary or beneficiaries and successive or contingent beneficiary or beneficiaries to receive unpaid amounts from the participant’s Deferred Account under the Plan and the Predecessor Plans. A beneficiary may be a natural person or persons or a fiduciary, such as a trustee of a trust or the legal representative of an estate. Any such designation shall take effect upon the death of the participant or such beneficiary, as the case may be, or in the case of any fiduciary beneficiary, upon the termination of all of its duties (other than the duty to dispose of the right to receive amounts remaining to be paid under the Plan or a Predecessor Plan). The conditions and limitations relating to the designation of beneficiaries are as follows:
(a)    A nonfiduciary beneficiary shall have the right to designate a further beneficiary or beneficiaries only if the original participant or the next preceding primary beneficiary, as the case may be, shall have expressly so provided in writing; and
(b)    A fiduciary beneficiary shall designate as a further beneficiary or beneficiaries only those persons or other fiduciaries who are entitled to receive the amounts payable from the participant’s account under the trust or estate of which it is a fiduciary.
Any beneficiary designation or grant of any power to any beneficiary under this subsection may be exercised only by an instrument in writing, executed by the person making the designation or granting such power and filed with the Secretary of Abbott during such person’s lifetime or prior to the termination of a fiduciary’s duties. If a deceased participant or a deceased nonfiduciary beneficiary who had the right to designate a beneficiary as provided above dies without having designated a further beneficiary, or if no beneficiary designated as provided above is living or qualified and acting, the Committee, in its discretion, may direct distribution of the amount remaining from time to time to either:
(i)    any one or more or all of the next of kin (including the surviving spouse) of the participant or the deceased beneficiary, as the case may be, and in such proportions as the Committee determines; or
(ii)    the legal representative of the estate of the deceased participant or deceased beneficiary as the case may be.
5.11    STATUS OF BENEFICIARIES. Following a participant’s death, the participant’s beneficiary or beneficiaries will be considered and treated as an inactive participant for all purposes of this Plan.
5.12    NON-ASSIGNABILITY AND FACILITY OF PAYMENT. Amounts payable to participants and their beneficiaries under the Plan are not in any way subject to their debts and other obligations, and may not be voluntarily or involuntarily sold, transferred or assigned; provided that the preceding provisions of this subsection shall not be construed as restricting in any way a designation right granted to a beneficiary pursuant to the terms of subsection 5.10. When a participant or the beneficiary of a participant is under legal disability, or in the Committee’s opinion is in any way incapacitated so as to be unable to manage his or her financial affairs, the Committee may direct that payments shall be made to the participant’s or beneficiary’s legal representative, or to a relative or friend of the participant or beneficiary for the benefit of the participant or beneficiary, or the Committee may direct the payment or distribution for the benefit of the participant or beneficiary in any manner that the Committee determines.
5.13    PAYER OF AMOUNTS ALLOCATED TO PARTICIPANTS. Any amount allocated to a participant in the Plan and any interest credited thereto will be paid by the employer (or such employer’s successor) by whom the participant was employed during the fiscal year for which any amount was allocated, and for that purpose, if a participant shall have been employed by two or more employers during any fiscal year the amount allocated under this Plan for that year shall be an obligation of each of the respective employers in proportion to the respective amounts of base salary paid by each of them in that fiscal year.
5.14    MANNER OF PAYMENT OF DEFERRED ACCOUNTS. Subject to subsection 5.15, a participant shall elect to receive payment of his Deferred Account in substantially equal annual installments over a minimum period of ten years, or a longer period, at the time of his deferral election under subsection 5.1(c). Payment of a participant’s Deferred Account shall commence on the first business day of January of the year following the year in which the participant incurs a termination of employment.
5.15    PAYMENTS UPON TERMINATION FOLLOWING CHANGE IN CONTROL. Notwithstanding any other provision of the Plan or the provisions of any award made under the Plan, if a participant incurs a termination of employment with Abbott and its subsidiaries for any reason within two (2) years following the date of a Change in Control, provided that the event constituting a Change in Control is also a “change in control event”, as such term is defined in Treasury Regulation § 1.409A-3(i)(5): (a) with respect to a participant whose allocations under the Plan are deferred in accordance with subsection 5.1(c), the aggregate unpaid balance of the participant’s Deferred Account shall be paid to such participant in a lump sum within thirty (30) days following the date of such termination of employment, and (b) with respect to a participant whose Plan Awards are made pursuant to subsection 5.1(b), (i) the aggregate of the participant’s unpaid Plan Award under subsection 5.1(b) (if any) for the fiscal year in which the termination occurs and (ii) a pro rata portion of the unpaid Guaranteed Rate Payment under subsection 5.8 attributable to the portion of the year elapsed prior to the date of termination, shall be paid to such participant’s Grantor Trust in a lump sum within thirty (30) days following the date of such termination of employment.
5.16    CHANGE IN CONTROL. A “Change in Control” shall be deemed to have occurred on the earliest of the following dates:
(a)    the date any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Abbott (not including in the securities beneficially owned by such Person any securities acquired directly from Abbott or its Affiliates) representing 20% or more of the combined voting power of Abbott’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or
(b)    the date the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Abbott) whose appointment or election by the Board of Directors or nomination for election by Abbott’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or
(c)    the date on which there is consummated a merger or consolidation of Abbott or any direct or indirect subsidiary of Abbott with any other corporation or other entity, other than (i) a merger or consolidation (A) immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the Board of Directors of Abbott, the entity surviving such merger or consolidation or, if Abbott or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof and (B) which results in the voting securities of Abbott outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Abbott or any subsidiary of Abbott, at least 50% of the combined voting power of the securities of Abbott or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Abbott (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Abbott (not including in the securities Beneficially Owned by such Person any securities acquired directly from Abbott or its Affiliates) representing 20% or more of the combined voting power of Abbott’s then outstanding securities; or
(d)    the date the shareholders of Abbott approve a plan of complete liquidation or dissolution of Abbott or there is consummated an agreement for the sale or disposition by Abbott of all or substantially all of Abbott’s assets, other than a sale or disposition by Abbott of all or substantially all of Abbott’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of Abbott, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Abbott or any subsidiary of Abbott, in substantially the same proportions as their ownership of Abbott immediately prior to such sale.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Abbott immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Abbott immediately following such transaction or series of transactions.
For purposes of this Plan: “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; “Beneficial Owner” shall have the meaning set forth in Rule 13d~~-~~3 under the Exchange Act; “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time; and “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Abbott or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Abbott or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of Abbott in substantially the same proportions as their ownership of stock of Abbott.
5.17    POTENTIAL CHANGE IN CONTROL. A “Potential Change in Control” shall exist during any period in which the circumstances described in paragraphs (a), (b), (c) or (d), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):
(a)    Abbott enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, provided that a Potential Change in Control described in this paragraph (a) shall cease to exist upon the expiration or other termination of all such agreements.
(b)    Any Person (without regard to the exclusions set forth in subsections (i) through (iv) of such definition) publicly announces an intention to take or to consider taking actions the consummation of which would constitute a Change in Control; provided that a Potential Change in Control described in this paragraph (b) shall cease to exist upon the withdrawal of such intention, or upon a determination by the Board of Directors that there is no reasonable chance that such actions would be consummated.
(c)    Any Person becomes the Beneficial Owner, directly or indirectly, of securities of Abbott representing 10% or more of either the then outstanding shares of common stock of Abbott or the combined voting power of Abbott’s then outstanding securities (not including any securities beneficially owned by such Person which are or were acquired directly from Abbott or its Affiliates).

(d)    The Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control exists; provided that a Potential Change in Control described in this paragraph (d) shall cease to exist upon a determination by the Board of Directors that the reasons that gave rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.
5.18    PROHIBITION AGAINST AMENDMENT. The provisions of subsections 5.15, 5.16, 5.17 and this subsection 5.18 may not be amended or deleted, nor superseded by any other provision of this Plan, (i) during the pendency of a Potential Change in Control and (ii) during the period beginning on the date of a Change in Control and ending on the date five (5) years following such Change in Control.
5.19    ADMINISTRATOR’S CALCULATION OF GRANTOR TRUST DISTRIBUTIONS. The Administrator shall calculate the amount to be distributed from a participant’s Grantor Trust in any year in which the participant is entitled to a benefit distribution by multiplying (i) the amount of the reduction determined in accordance with subsection 5.5(a), by (ii) a fraction, the numerator of which is the balance in the participant’s After-Tax Account as of the end of the prior fiscal year and the denominator of which is the balance of the participant’s Pre-Tax Account as of that same date.
SECTION 6
MISCELLANEOUS
6.1    RULES. The Committee may establish such rules and regulations as it may consider necessary or desirable for the effective and efficient administration of the Plan.
6.2    MANNER OF ACTION BY COMMITTEE. A majority of the members of the Committee qualified to act on any particular question may act by meeting or by writing signed without meeting, and may execute any instrument or document required or delegate to one of its members authority to sign. The Committee from time to time may delegate the performance of certain ministerial functions in connection with the Plan, such as the keeping of records, to such person or persons as the Committee may select. Except as otherwise expressly provided in the Plan, the costs of administration of the Plan will be paid by Abbott. Any notice required to be given to, or any document required to be filed with the Committee, will be properly given or filed if mailed or delivered in writing to the Secretary of Abbott.
6.3    RELIANCE UPON ADVICE. The Board of Directors and the Committee may rely upon any information or advice furnished to it by any Officer of Abbott or by Abbott’s independent auditors, or other consultants, and shall be fully protected in relying upon such information or advice. No member of the Board of Directors or the Committee shall be liable for any act or failure to act on their part, excepting only any acts done or omitted to be done in bad faith, nor shall they be liable for any act or failure to act of any other member.
6.4    TAXES. Any employer shall be entitled, if necessary or desirable, to pay or withhold the amount of any federal, state or local tax attributable to any amounts payable by it under the Plan, and may require payment or indemnification from the participant in an amount necessary to satisfy such taxes prior to remitting such taxes.
6.5    RIGHTS OF PARTICIPANTS. Employment rights of participants with Abbott and its subsidiaries shall not be enlarged or affected by reason of establishment of or inclusion as a participant in the Plan. Nothing contained in the Plan shall require Abbott or any subsidiary to segregate or earmark any assets, funds or property for the purpose of payment of any amounts which may have been deferred. The Deferred Account, Pre-Tax Account and After-Tax Account with respect to any participant established pursuant to subsection 5.2 are for the convenience of the administration of the Plan and no trust relationship with respect to such Accounts is intended or should be implied. Participant’s rights shall be limited to payment to them at the time or times and in such amounts as are contemplated by the Plan. Any decision made by the Board of Directors or the Committee, which is within the sole and uncontrolled discretion of either, shall be conclusive and binding upon the other and upon all other persons whomsoever.
6.6    EMPLOYMENT TAX ASSUMPTION. For purposes of Sections 5 and 6, a participant’s employment tax rate shall be deemed to be the highest marginal rate of Federal Insurance Contributions Act tax in effect in the calendar year in which a calculation under those Sections is to be made.
6.7    INCOME TAX ASSUMPTIONS. For purposes of Sections 5 and 6, a participant’s federal income tax rate shall be deemed to be the highest marginal rate of federal income individual tax in effect in the calendar year in which a calculation under those Sections is to be made, and state and local tax rates shall be deemed to be the highest marginal rates of individual income tax in effect in the state and locality of the participant’s residence on the date such a calculation is made, net of any federal tax benefits without a benefit for any net capital losses.
6.8    CODE SECTION 409A. To the extent applicable, it is intended that the Plan comply with the provisions of Code Section 409A. The Plan will be administered and interpreted in a manner consistent with this intent, and any provision that would cause the Plan to fail to satisfy Code Section 409A will have no force and effect until amended to comply therewith (which amendment may be retroactive to the extent permitted by Code Section 409A). Notwithstanding anything contained herein to the contrary, for all purposes of the Plan, a participant shall not be deemed to have had a termination of employment until the participant has incurred a separation from service as defined in Treasury Regulation §1.409A-1(h) and, to the extent required to avoid accelerated taxation and/or tax penalties under Code Section 409A and applicable guidance issued thereunder, payment of the amounts payable under the Plan that would otherwise be payable during the six-month period after the date of termination shall instead be paid on the first business day after the expiration of such six-month period, plus interest thereon, at a rate equal to the rate specified in subsection 5.7 (to the extent that such interest is not already provided to the participant under subsection 5.6), from the respective dates on which such amounts would otherwise have been paid until the actual date of payment. In addition, for purposes of the Plan, each amount to be paid and each installment payment shall be construed as a separate identified payment for purposes of Code Section 409A.
6.9    DOMESTIC RELATIONS ORDER. In accordance with Treasury Regulation 1.409A-3(j)(4)(ii), distributions shall be made to an individual (other than to the participant) pursuant to the terms of a “domestic relations order” (as defined in Internal Revenue Code Section 414(p)(1)(B)), as determined and administered by the Senior Vice President, Human Resources of Abbott or his or her delegate, provided, that such order (a) does not require the plan to provide any type or form of benefit, or any option not otherwise provided under the plan, (b) does not require the plan to provide increased benefits, and (c) does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order.
6.10    GRANTOR TRUSTS. Abbott, as the administrator of the participant’s Grantor Trust, may direct the trustee to distribute to the participant from the income of such Grantor Trust an amount sufficient to pay the taxes on the Grantor Trust earnings for such year, to the extent a sufficient sum of money has not been paid to, or withheld on behalf of, the participant pursuant to Section 5.8. The taxes shall be determined in accordance with Sections 6.6 and 6.7.

SECTION 7
AMENDMENT, TERMINATION AND CHANGE OF
CONDITIONS RELATING TO PAYMENTS
7.1    AMENDMENT AND TERMINATION. The Plan will be effective from its effective date until terminated by the Board of Directors. During the fifth year after the Plan’s effective date and during every fifth year thereafter, the Committee may recommend to the Board of Directors whether the Plan should be amended or terminated. The Board of Directors reserves the right to amend the Plan from time to time and to terminate the Plan at any time, except that no such amendment or any termination of the Plan shall reduce any fixed or contingent obligations which shall have arisen under the Plan prior to the date of such amendment or termination, or change the terms and conditions of payment of any allocation theretofore made without the consent of the participant concerned.
7.2    CHANGE OF CONDITIONS RELATING TO PAYMENTS. No change to the time or payment or the time of commencement of payment and any period over which payment shall be made shall be effected except in strict compliance with the subsequent election requirements of Treasury Regulation § 1.409A-2(b) to the extent subject thereto.

SCHEDULE A

EXHIBIT A
1986 ABBOTT LABORATORIES MANAGEMENT INCENTIVE PLAN

[The 1986 Abbott Laboratories Management Incentive Plan, as amended, as filed as Exhibit 10.5 to the Abbott Laboratories Quarterly Report for the quarter ended June 30, 2003 on Form 10-Q.]

EXHIBIT B
IRREVOCABLE GRANTOR TRUST AGREEMENT
THIS AGREEMENT, made this _____ day of ____________, 20__, by and between _______________________ of ___________, Illinois (the “grantor”), and The Northern Trust Company located at Chicago, Illinois, as trustee (the “trustee”),
WITNESSETH THAT:
WHEREAS, the grantor desires to establish and maintain a trust to hold certain benefits received by the grantor under the 1986 Abbott Laboratories Management Incentive Plan, as it may be amended from time to time;
NOW, THEREFORE, IT IS AGREED as follows:
ARTICLE I
INTRODUCTION
I-1    NAME. This agreement and the trust hereby evidenced (the “trust”) may be referred to as the “______________ 20__ Grantor Trust”.
I-2    THE TRUST FUND. The “trust fund” as at any date means all property then held by the trustee under this agreement.
I-3    STATUS OF THE TRUST. The trust shall be irrevocable. The trust is intended to constitute a grantor trust under Sections 671-678 of the Internal Revenue Code, as amended, and shall be construed accordingly.
I-4    THE ADMINISTRATOR. Abbott Laboratories (“Abbott”) shall act as the “administrator” of the trust, and as such shall have certain powers, rights and duties under this agreement as described below. Abbott will certify to the trustee from time to time the person or persons authorized to act on behalf of Abbott as the administrator. The trustee may rely on the latest certificate received without further inquiry or verification.
I-5    ACCEPTANCE. The trustee accepts the duties and obligations of the “trustee” hereunder, agrees to accept funds delivered to it by the grantor or the administrator, and agrees to hold such funds (and any proceeds from the investment of such funds) in trust in accordance with this agreement.
ARTICLE II
DISTRIBUTION OF THE TRUST FUND
II-1    SEPARATE ACCOUNTS. The administrator shall maintain two separate accounts under the trust, a “rollout account” and a “deferred account.” Funds delivered to the trustee shall be allocated between the accounts by the trustee as directed by the administrator. As of the end of each calendar year, the administrator shall charge each account with all distributions made from such account during that year; and credit each account with its share of income and realized gains and charge each account with its share of expenses and realized losses for the year. The trustee shall not be required to make any separate investment of the trust fund for the accounts, and may administer and invest all funds delivered to it under the trust as one trust fund.
II-2    DISTRIBUTIONS FROM THE ROLLOUT ACCOUNT PRIOR TO THE GRANTOR’S DEATH. The trustee shall distribute principal and accumulated income credited to the rollout account to the grantor, if then living, at such times and in such amounts as the administrator shall direct.
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II-3    DISTRIBUTIONS FROM THE DEFERRED ACCOUNT PRIOR TO THE GRANTOR’S DEATH. Principal and accumulated income credited to the deferred account shall not be distributed from the trust prior to the grantor’s retirement or other termination of employment with Abbott or a subsidiary of Abbott (the grantor’s “settlement date”); provided that, each year the administrator may direct the trustee to distribute to the grantor a portion of the income of the deferred account for that year, with the balance of such income to be accumulated in that account. The administrator shall inform the trustee of the grantor’s settlement date. Thereafter, the trustee shall distribute the amounts from time to time credited to the deferred account to the grantor, if then living, in a series of annual installments, with the amount of each installment computed by one of the following methods:
(a)    The amount of each installment shall be equal to the sum of: (i) the amount credited to the deferred account as of the end of the year in which the grantor’s settlement date occurs, divided by the number of years over which installments are to be distributed; plus (ii) the net earnings credited to the deferred account for the preceding year (excluding the year in which the grantor’s settlement date occurs).
(b)    The amount of each installment shall be determined by dividing the amount credited to the deferred account as of the end of the preceding year by the difference between (i) the total number of years over which installments are to be distributed, and (ii) the number of annual installment distributions previously made from the deferred account.
(c)    Each installment (after the first installment) shall be approximately equal, with the amount comprised of the sum of: (i) the amount of the first installment, plus interest thereon at the rate determined under the 1986 Abbott Laboratories Management Incentive Plan, compounded annually; and (ii) the net earnings credited to the deferred account for the preceding year.
Notwithstanding the foregoing, the final installment distribution made to the grantor under this paragraph II-3 shall equal the total principal and accumulated income then held in the trust fund. The grantor, by writing filed with the trustee and the administrator on or before the end of the calendar year in which the grantor’s settlement date occurs (or the end of the calendar year in which this trust is established, if the grantor’s settlement date has already occurred), may select both the period (which may not be less than ten years from the end of the calendar year in which the grantor’s settlement date occurred) over which the installment distributions are to be made and the method of computing the amount of each installment. In the absence of such a written direction by the grantor, installment distributions shall be made over a period of ten years, and the amount of each installment shall be computed by using the method described in subparagraph (a) next above. Installment distributions under this Paragraph II-3 shall be made as of January 1 of each year, beginning with the calendar year following the year in which the grantor’s settlement date occurs. The administrator shall inform the trustee of the amount of each installment distribution under this paragraph II-3, and the trustee shall be fully protected in relying on such information received from the administrator.
II-4    DISTRIBUTIONS FROM THE TRUST FUND AFTER THE GRANTOR’S DEATH. The grantor, from time to time, may name any person or persons (who may be named contingently or successively and who may be natural persons or fiduciaries) to whom the principal of the trust fund and all accrued or undistributed income therefrom shall be distributed in a lump sum or, if the beneficiary is the grantor’s spouse (or a trust for which the grantor’s spouse is the sole income beneficiary), in installments, as directed by the grantor, upon the grantor’s death. If the grantor directs an installment method of distribution to the spouse as beneficiary, any amounts remaining at the death of the spouse beneficiary shall be distributed in a lump sum to the executor or administrator of the spouse beneficiary’s estate. If the grantor directs an installment method of distribution to a trust for which the grantor’s spouse is the sole income beneficiary, any amounts remaining at the death of the spouse shall be distributed in a lump sum to such trust. Despite the foregoing, if (i) the beneficiary is a trust for which the grantor’s spouse is the sole income beneficiary, (ii) payments are being made pursuant to this paragraph II-4 other than in a lump sum and (iii) income earned by the trust fund for the year exceeds the amount of the annual installment payment, then such trust may elect to withdraw such excess income by written notice to the trustee. Each designation shall revoke all prior designations, shall be in writing and shall be effective only when filed by the grantor with the administrator during the grantor’s lifetime. If the grantor fails to direct a method of distribution, the distribution shall be made in a lump sum. If the grantor fails to
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designate a beneficiary as provided above, then on the grantor’s death, the trustee shall distribute the balance of the trust fund in a lump sum to the executor or administrator of the grantor’s estate.
II-5    FACILITY OF PAYMENT. When a person entitled to a distribution hereunder is under legal disability, or, in the trustee’s opinion, is in any way incapacitated so as to be unable to manage his or her financial affairs, the trustee may make such distribution to such person’s legal representative, or to a relative or friend of such person for such person’s benefit. Any distribution made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such distribution hereunder.
II-6    PERPETUITIES. Notwithstanding any other provisions of this agreement, on the day next preceding the end of 21 years after the death of the last to die of the grantor and the grantor’s descendants living on the date of this instrument, the trustee shall immediately distribute any remaining balance in the trust to the beneficiaries then entitled to distributions hereunder.
ARTICLE III
MANAGEMENT OF THE TRUST FUND
III-1    GENERAL POWERS. The trustee shall, with respect to the trust fund, have the following powers, rights and duties in addition to those provided elsewhere in this agreement or by law:
(a)    Subject to the limitations of subparagraph (b) next below, to sell, contract to sell, purchase, grant or exercise options to purchase, and otherwise deal with all assets of the trust fund, in such way, for such considerations, and on such terms and conditions as the trustee decides.
(b)    To retain in cash such amounts as the trustee considers advisable; and to invest and reinvest the balance of the trust fund, without distinction between principal and income, in obligations of the United States Government and its agencies or which are backed by the full faith and credit of the United States Government or in any mutual fund, common trust fund or collective investment fund which invests solely in such obligations; and any such investment made or retained by the trustee in good faith shall be proper despite any resulting risk or lack of diversification or marketability.
(c)    To deposit cash in any depositary (including the banking department of the bank acting as trustee) without liability for interest, and to invest cash in savings accounts or time certificates of deposit bearing a reasonable rate of interest in any such depositary.
(d)    To invest, subject to the limitations of subparagraph (b) above, in any common or commingled trust fund or funds maintained or administered by the trustee solely for the investment of trust funds.
(e)    To borrow from anyone, with the administrator’s approval, such sum or sums from time to time as the trustee considers desirable to carry out this trust, and to mortgage or pledge all or part of the trust fund as security.
(f)    To retain any funds or property subject to any dispute without liability for interest and to decline to make payment or delivery thereof until final adjudication by a court of competent jurisdiction or until an appropriate release is obtained.
(g)    To begin, maintain or defend any litigation necessary in connection with the administration of this trust, except that the trustee shall not be obliged or required to do so unless indemnified to the trustee’s satisfaction.
(h)    To compromise, contest, settle or abandon claims or demands.
(i)    To give proxies to vote stocks and other voting securities, to join in or oppose (alone or jointly with others) voting trusts, mergers, consolidations, foreclosures, reorganizations,
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liquidations, or other changes in the financial structure of any corporation, and to exercise or sell stock subscription or conversion rights.
(j)    To hold securities or other property in the name of a nominee, in a depositary or in any other way, with or without disclosing the trust relationship.
(k)    To divide or distribute the trust fund in undivided interests or wholly or partly in kind.
(l)    To pay any tax imposed on or with respect to the trust; to defer making payment of any such tax if it is indemnified to its satisfaction in the premises; and to require before making any payment such release or other document from any lawful taxing authority and such indemnity from the intended payee as the trustee consider necessary for its protection.
(m)    To deal without restriction with the legal representative of the grantor’s estate or the trustee or other legal representative of any trust created by the grantor or a trust or estate in which a beneficiary has an interest, even though the trustee, individually, shall be acting in such other capacity without liability for any loss that may result.
(n)    To appoint or remove by written instrument any bank or corporation qualified to act as successor trustee, wherever located, as special trustee as to part or all of the trust fund, including property as to which the trustee does not act, and such special trustee, except as specifically limited or provided by this or the appointing instrument, shall have all of the rights, titles, powers, duties, discretions and immunities of the trustee, without liability for any action taken or omitted to be taken under this or the appointing instrument.
(o)    To appoint or remove by written instrument any bank, wherever located, as custodian of part or all of the trust fund, and each such custodian shall have such rights, powers, duties and discretions as are delegated to it by the trustee.
(p)    To employ agents, attorneys, accountants or other persons, and to delegate to them such powers as the trustee considers desirable, and the trustee shall be protected in acting or refraining from acting on the advice of persons so employed without court action.
(q)    To perform any and all other acts which in the trustee’s judgment are appropriate for the proper management, investment and distribution of the trust fund.
III-2    PRINCIPAL AND INCOME. Any income earned on the trust fund which is not distributed as provided in Article II shall be accumulated and from time to time added to the principal of the trust. The grantor’s interest in the trust shall include all assets or other property held by the trustee hereunder, including principal and accumulated income.
III-3    STATEMENTS. The trustee shall prepare and deliver monthly to the administrator and annually to the grantor, if then living, otherwise to each beneficiary then entitled to distributions under this agreement, a statement (or series of statements) setting forth (or which taken together set forth) all investments, receipts, disbursements and other transactions effected by the trustee during the reporting period; and showing the trust fund and the value thereof at the end of such period.
III-4    COMPENSATION AND EXPENSES. All reasonable costs, charges and expenses incurred in the administration of this trust, including compensation to the trustee, any compensation to agents, attorneys, accountants and other persons employed by the trustee, and expenses incurred in connection with the sale, investment and reinvestment of the trust fund shall be paid from the trust fund.
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ARTICLE IV
GENERAL PROVISIONS
IV-1    INTERESTS NOT TRANSFERABLE. The interests of the grantor or other persons entitled to distributions hereunder are not subject to their debts or other obligations and may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.
IV-2    DISAGREEMENT AS TO ACTS. If there is a disagreement between the trustee and anyone as to any act or transaction reported in any accounting, the trustee shall have the right to a settlement of its account by any proper court.
IV-3    TRUSTEE’S OBLIGATIONS. No power, duty or responsibility is imposed on the trustee except as set forth in this agreement. The trustee is not obliged to determine whether funds delivered to or distributions from the trust are proper under the trust, or whether any tax is due or payable as a result of any such delivery or distribution. The trustee shall be protected in making any distribution from the trust as directed pursuant to Article II without inquiring as to whether the distributee is entitled thereto; and the trustee shall not be liable for any distribution made in good faith without written notice or knowledge that the distribution is not proper under the terms of this agreement.
IV-4    GOOD FAITH ACTIONS. The trustee’s exercise or non-exercise of its powers and discretions in good faith shall be conclusive on all persons. No one shall be obliged to see to the application of any money paid or property delivered to the trustee. The certificate of the trustee that it is acting according to this agreement will fully protect all persons dealing with the trustee.
IV-5    WAIVER OF NOTICE. Any notice required under this agreement may be waived by the person entitled to such notice.
IV-6    CONTROLLING LAW. The laws of the State of Illinois shall govern the interpretation and validity of the provisions of this agreement and all questions relating to the management, administration, investment and distribution of the trust hereby created.
IV-7    SUCCESSORS. This agreement shall be binding on all persons entitled to distributions hereunder and their respective heirs and legal representatives, and on the trustee and its successors.
ARTICLE V
CHANGES IN TRUSTEE
V-1    RESIGNATION OR REMOVAL OF TRUSTEE. The trustee may resign at any time by giving thirty (30) days’ advance written notice to the administrator and the grantor. The administrator may remove a trustee by written notice to the trustee and the grantor.
V-2    APPOINTMENT OF SUCCESSOR TRUSTEE. The administrator shall fill any vacancy in the office of trustee as soon as practicable by written notice to the successor trustee; and shall give prompt written notice thereof to the grantor, if then living, otherwise to each beneficiary then entitled to payments or distributions under this agreement. A successor trustee shall be a bank (as defined in Section 581 of the Internal Revenue Code, as amended).
V-3    DUTIES OF RESIGNING OR REMOVED TRUSTEE AND OF SUCCESSOR TRUSTEE. A trustee that resigns or is removed shall furnish promptly to the administrator and the successor trustee an account of its administration of the trust from the date of its last account. Each successor trustee shall succeed to the title to the trust fund vested in its predecessor without the signing or filing of any instrument, but each predecessor trustee shall execute all documents and do all acts necessary to vest such title of record in the successor trustee. Each successor trustee shall have all the powers conferred by this agreement as if originally named trustee. No successor trustee shall be personally liable for any act or failure to act of a predecessor trustee. With the approval of the administrator, a successor trustee may accept the account furnished and the property delivered by a predecessor trustee without incurring any liability for so doing, and such acceptance will be complete discharge to the predecessor trustee.
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ARTICLE VI
AMENDMENT AND TERMINATION
VI-1    AMENDMENT. With the consent of the administrator, this trust may be amended from time to time by the grantor, if then living, otherwise by a majority of the beneficiaries then entitled to payments or distributions hereunder, except as follows:
(a)    The duties and liabilities of the trustee cannot be changed substantially without its consent.
(b)    This trust may not be amended so as to make the trust revocable.
VI-2    TERMINATION. This trust shall not terminate, and all rights, titles, powers, duties, discretions and immunities imposed on or reserved to the trustee, the administrator, the grantor and the beneficiaries shall continue in effect, until all assets of the trust have been distributed by the trustee as provided in Article II.
* * *
IN WITNESS WHEREOF, the grantor and the trustee have executed this agreement as of the day and year first above written.

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Grantor
The Northern Trust Company as Trustee
By

Its
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